As Filed with the Securities and Exchange Commission on December 23, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 23, 2010 (December 22, 2010)

MONSANTO COMPANY
 (Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard
St. Louis, Missouri    63167
(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code:  (314) 694-1000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 22, 2010, the Board of Directors of Monsanto Company (the “Company”) elected Pierre Courduroux, age 45, as Senior Vice President and Chief Financial Officer, effective January 1, 2011.  Mr. Courduroux will serve as the Company’s principal financial officer.

Mr. Courduroux previously served as Global Business Finance Lead for the Company since December 2009.  Prior to that, from October 2007 to December 2009, he served as Chief Financial Officer of the Company’s Vegetable Seeds business.  From September 2004 to October 2007, Mr. Courduroux served as Finance Director for the Europe/Africa region of our business.

Effective January 1, 2011, Mr. Courduroux will receive the following changes to his compensation:  (i) his annualized base pay will be increased to $425,000; (ii) his Annual Incentive Plan target opportunity level will be increased to 70% of base pay (as in effect on August 31, 2011); and (iii) his annualized long-term incentive award value will be increased to $1,000,000.  In accordance with the increase in Mr. Courduroux’s long-term incentive award value, effective January 1, 2011, Mr. Courduroux will receive a grant of stock options and financial goal restricted stock units with an aggregate value equal to the difference between his current annualized long-term incentive award value and the new annualized long-term incentive award value, pro-rated for the remaining eight months of the Company’s fiscal 2011.

Mr. Courduroux may also participate in other compensation and benefits programs generally available to our executive officers and receive perquisites generally available to our executive officers.  More information regarding these matters may be found in the Proxy Statement for the 2011 Annual Meeting of Shareowners, which we filed on December 10, 2010.

ITEM 9.01                      Financial Statements and Exhibits

(d)           Exhibits.  The following documents are filed as exhibits to this report:

Exhibit 99	Press Release dated December 22, 2010

________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 23, 2010

MONSANTO COMPANY

By:	/s/ Jennifer L. Woods
Name:	Jennifer L. Woods
Title:	Assistant Secretary

3